Exhibit 10.1

AMENDMENT NO. 2 TO THE

RIGHTS AGREEMENT

This Amendment No. 2 to the Rights Agreement (this “Amendment”), dated as of July 21, 2014, is made by and between Level 3 Communications, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., as rights agent (the “Rights Agent”), and amends the Rights Agreement, dated as of April 10, 2011 and amended by Amendment No. 1 thereto dated as of March 15, 2012, between the Company and the Rights Agent (the “Rights Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

RECITALS

WHEREAS, the Company desires to amend the Rights Agreement to extend the exercisability of the Rights; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is desirable and the Company and the Rights Agent now desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and herein, the parties hereto agree as follows:

1.                                    Amendment of Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                           The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one ten-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the day following the third anniversary of the closing of the “Merger” pursuant to that certain Agreement and Plan of Merger dated as of June 15, 2014 among Level 3 Communications, Inc., Saturn Merger Sub 1, LLC, Saturn Merger Sub 2, LLC, and tw telecom inc. (as may be amended from time to time, the “Merger Agreement”) or the date of the termination of the Merger Agreement (the “Final Expiration Date”); provided that in no event shall the Final Expiration Date be prior to October 4, 2014, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the time at which the Board determines that the Net Operating Losses (the “NOLs”) are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the closing of the “Merger” pursuant to the Merger

Agreement if Stockholder Approval of this Agreement, as amended by Amendment No. 2 hereto, has not been obtained prior to such date or (vi) a determination by the Board, prior to the Distribution Date, that this Agreement and the Rights are no longer in the best interests of the Company and its stockholders (the earliest of the dates set forth in clauses (iv), (v) and (vi) the “Early Expiration Date”).”

2.                                      Miscellaneous.

(a)                                 This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(b)                                 Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

(c)                                  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

(d)                                 This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Rights Agreement to be duly executed and attested as of the day and year first written above.

Attest:		Level 3 Communications, Inc.

By	/s/ Neil J. Eckstein	By	/s/ John M. Ryan
	Name: Neil J. Eckstein		Name: John M. Ryan
	Title: Senior Vice President		Title: Executive Vice President

Attest:		Wells Fargo Bank, N.A.

By	/s/ Suzanne M. Swits	By	/s/ Pamela E. Herlick
	Name: Suzanne M. Swits		Name: Pamela E. Herlick
	Title: Assistant Secretary		Title: Vice President

[Signature Page to Amendment No. 2 to the Rights Agreement]